UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2015

VIOLIN MEMORY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36069	20-3940944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4555 Great America Parkway, Santa Clara, California		95054
(Address of principal executive offices)		(Zip Code)

(650) 396-1500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 1, 2015, the Board of Directors of Violin Memory, Inc. (the “Board” and “Violin”) appointed Donald J. Listwin to serve as a Class II director of the Board. Mr. Listwin’s term on the Board will expire at Violin’s annual meeting of stockholders to be held in calendar year 2018.

Mr. Listwin has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Mr. Listwin currently serves as Chief Executive Officer of the Canary Foundation, a non-profit organization. From June 2008 to January 2012, Mr. Listwin served as Chief Executive Officer of Sana Security, and from September 2000 to September 2004 as Chief Executive Officer of Openwave Systems. From June 1997 to September 2000, Mr. Listwin served as Executive Vice President of Cisco Systems. Mr. Listwin previously served on numerous public and private boards of directors, including ETEK International, Isilon Storage, JDS Uniphase Corporation, Openwave Systems, Phone.com, Redback Networks, Cisco Systems, TIBCO Software, Clustrix, Genologics, Joyent, Sana Security, the National Cancer Institute, the Board of Scientific Advisors, the Fred Hutchinson Cancer Center, and the Moffitt Melanoma Cancer Center. Mr. Listwin currently serves on the boards of directors of Calix, D-Wave Systems, Plumgrid, Teradici, and the Canary Foundation. Mr. Listwin also serves as a Consulting Professor of Radiology at Stanford University. Mr. Listwin earned a B.E. in electrical engineering and was awarded an honorary Doctor of Laws degree, both from the University of Saskatchewan.

It is contemplated that Violin and Mr. Listwin will enter into the standard Violin Indemnification Agreement for directors. The agreement requires Violin, among other things, to indemnify its directors against liabilities that may arise by reason of their status or service. The agreement also requires Violin to advance all expenses incurred by the directors in investigating or defending any such action, suit or proceeding, subject to the terms contained in the agreement. The foregoing description is qualified in its entirety by the full text of the form of the agreement, which was filed as Exhibit 10.01 to Violin’s Form S-1 filed with the Securities and Exchange Commission on September 26, 2013 (the “Form S-1”) and is incorporated herein by reference. Upon joining the Board, Mr. Listwin received an option to purchase 264,000 shares of Violin’s common stock with an exercise price equal to the closing price on the date of his appointment. The option was granted automatically to Mr. Listwin in accordance with Violin’s 2012 Stock Incentive Plan (“Plan”), which was filed as Exhibit 10.03 to the Form S-1 and is incorporated herein by reference, and has the terms set forth in the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Violin Memory, Inc.

Date: December 3, 2015	By:	/s/ Cory J. Sindelar
Cory Sindelar, Chief Financial Officer